____________________________________________________________________________

BANK OF TEXAS, N.A.,
a national banking association

-and-

LIGHTING SCIENCE GROUP CORPORATION,
a Delaware corporation

LOAN AGREEMENT

Dated: As of June 29, 2006

D-1450133.v2
____________________________________________________________________________

Article One Certain Definitions
1.1 Definitions
1.2 Accounting Matters
1.3 Headings
1.4 Number and Gender of Words
1.5 Articles, Sections and Exhibits
Article Two Commitment to Lend, Terms of Payment
2.1 Revolving Loan
2.2 Revolving Note
2.3 Revolving Loan Borrowing Procedure
2.4 Payments
2.5 Prepayments.
2.6 Purpose of Loans
2.7 Sale of Participations
2.8 Order of Application
2.9 Commitment Fee
2.10 Lockbox and Account Collections
2.11 Letters of Credit
Article Three Collateral
3.1 Security Interests
Article Four Conditions Precedent to Lending
4.1 Initial Extension of Credit
4.2 Conditions for Each Subsequent Advance
Article Five Representations and Warranties
5.1 Existence
5.2 Authorization
5.3 Properties; Permitted Liens
5.4 Compliance with Laws and Documents
5.5 Litigation
5.6 Taxes
5.7 Enforceability of Loan Documents
5.8 Financial Statements
5.9 Regulation U
5.10 Subsidiaries
5.11 Other Debt
5.12 Regulatory Acts
5.13 Environmental Matters
5.14 General
Article Six Certain Affirmative Covenants
6.1 Reporting Requirements
6.2 Insurance
6.3 Payment of Debts
6.4 Taxes
6.5 Expenses of Bank
6.6 Maintenance of Entity Existence, Assets and Business; Continuance of Present Business
6.7 Books and Records
6.8 Compliance with Applicable Laws and with Contracts
6.9 Comply with Agreement
6.10 Notice of Event of Default, Suits, and Material Adverse Effect
6.11 Information and Inspection
6.12 Depository Relationship
6.13 Additional Information
Article Seven Certain Negative Covenants
7.1 Debt
7.2 Contingent Liabilities
7.3 Limitation on Liens
7.4 Mergers, Etc
7.5 Restricted Payments
7.6 Loans and Investments
7.7 Transactions With Affiliates
7.8 Sale and Leaseback and Disposition of Assets
7.9 Nature of Business
7.10 Environmental Protection
7.11 No Negative Pledge
7.12 Judgments
Article Eight Financial Covenants
8.1 Bookings
Article Nine Events of Default
9.1 Payment of Indebtedness
9.2 Misrepresentation
9.3 Covenants
9.4 Voluntary Debtor Relief
9.5 Involuntary Proceedings
9.6 Attachment
9.7 Other Obligations
9.8 Dissolution
9.9 Other Agreements with Bank
9.10 Cash Collateral
9.11 Defaults on Other Debt or Agreements
9.12 Voluntary Debtor Relief
9.13 Involuntary Proceedings
9.14 Right to Cure Events of Default under Sections 9.10, 9.12 and 9.13
9.15 Financial Covenant
Article Ten Certain Rights and Remedies of Bank
10.1 Rights Upon Event of Default
10.2 Setoff
10.3 Performance by Bank
10.4 Diminution in Collateral Value
10.5 Bank Not In Control
10.6 Waivers
10.7 Cumulative Rights
10.8 INDEMNIFICATION OF BANK
10.9 Limitation of Liability
Article Eleven Miscellaneous
11.1 Headings
11.2 Notices
11.3 Form and Number of Documents
11.4 Survival
11.5 GOVERNING LAW; PLACE OF PERFORMANCE
11.6 Maximum Interest
11.7 Ceiling Election
11.8 Invalid Provisions
11.9 Amendments
11.10 Multiple Counterparts; Facsimiles
11.11 Parties Bound
11.12 Bank’s Consent or Approval
11.13 Loan Agreement Governs
11.14 WAIVER OF JURY TRIAL
11.15 ENTIRE AGREEMENT

LIST OF SCHEDULES AND EXHIBITS

EXHIBIT A - Compliance Certificate

SCHEDULE ONE -  Conditions Precedent

SCHEDULE TWO - Disclosure Schedule

LOAN AGREEMENT

This Loan Agreement (“Agreement”) is made and entered into as of June 29, 2006, by and between BANK OF TEXAS, N.A., a national banking association (“Bank”) and LIGHTING SCIENCE GROUP CORPORATION, a Delaware corporation (“Borrower”).

RECITALS:

A. Borrower has requested that Bank extend credit to Borrower as described in this Agreement. Bank is willing to make such credit available to Borrower upon and subject to the provisions, terms and conditions hereinafter set forth.

B. Subject to and upon the terms and conditions of this Agreement, Bank has agreed to lend to Borrower the amounts herein described for the purposes set forth below.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises, the covenants, representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

Article One

Certain Definitions

1.1  Definitions. As used in this Agreement, all exhibits and schedules hereto and in any note, certificate, report or other Loan Documents made or delivered pursuant to this Agreement, the following terms will have the meanings given such terms in Article One.

“Accounts” has the meaning set forth for such term in the Security Agreement.

“Advance” means any disbursement of an amount or amounts to be loaned by Bank to Borrower hereunder (including any advance made by Bank to cover any drawings under any Letter of Credit) or the reborrowing of amounts previously loaned hereunder.

“Affiliate” means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock of such Person, or (c) ten percent (10%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term “control” means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by control, or otherwise; provided, however, in no event shall Bank be deemed an Affiliate of Borrower.

“Agreement” means this Loan Agreement, as the same may, from time to time, be amended, supplemented, or replaced.

“Approved Purposes” mean general working capital needs, corporate expenses and repayment of certain existing Debt of the Borrower.

“Article” and “Articles” have the meanings set forth in Section 1.5.

“Bank” means Bank of Texas, N.A. and its successors and assigns.

“Bookings” means the sum of: (i) gross amounts ordered by customers of Borrower (including Affiliates) as evidenced by bona fide written purchase orders from third parties in any calendar quarter and (ii) with respect to Shared Savings Programs (including those with Affiliates, made on an arm’s length basis), the forecast capital asset value expected to be recorded by the Borrower during such calendar quarter as evidenced by bona fide written purchase orders from third parties.

“Borrower” means the Person identified as such in the introductory paragraph hereof, and its successors and assigns.

“Borrowing Base” means, at any time, an amount equal to the sum of (a) the amount of the Loan guaranteed in form and substance satisfactory to Bank, plus (b) the amount of cash Collateral subject to the control Bank in form and substance satisfactory to Bank.

“Borrowing Limit” means the lesser of the Borrowing Base or the Committed Sum (after deducting all outstanding Letter of Credit Liabilities, if any).

“Business Day” means a day other than a Saturday, Sunday or a day on which commercial banks in Dallas, Texas are authorized to be closed. Unless otherwise provided, the term “days” means calendar days.

“Capital Lease Obligation” means the amount of Debt under a lease of property by a Person that would be shown as a liability on a balance sheet of such Person prepared for financial reporting purposes in accordance with GAAP.

“Closing Date” means June 29, 2006.

“Code” means the Uniform Commercial Code of the State of Texas or other applicable jurisdiction as it may be amended from time to time.

“Collateral” means all property (regardless of owner), which secures, either directly or indirectly, the Indebtedness and the Obligations.

“Commitment” means the obligation of Bank to make the Revolving Loan in an amount not to exceed in the aggregate the Borrowing Limit in effect from time to time.

“Committed Sum” means $2,000,000.00.

“Compliance Certificate” means a certificate, substantially in the form of Exhibit A attached hereto, prepared by and executed by the chief financial officer (or other authorized representative acceptable to Bank) of Borrower.

“Current Financial Statements” means the financial statements of Borrower most recently submitted to Bank and dated March 31, 2006.

“Debt” means as to any Person at any time (without duplication), (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business, and further excepting any deferred executive compensation (not to exceed, in the aggregate, $100,000.00), (d) all Capital Lease Obligations of such Person, (e) all debt or other obligations of others guaranteed by such Person; (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (g) any other obligation for borrowed money or other financial accommodations which in accordance with GAAP would be shown as a liability on the balance sheet of such Person, (h) any repurchase obligation or liability of a Person with respect to accounts, chattel paper or notes receivable sold by such Person; (i) any liability under a safe and leaseback transaction that is not a Capital Lease Obligation, and (j) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar debtor relief Laws affecting the rights of creditors generally from time to time in effect.

“Environmental Laws” means any and all federal, state, and local laws, regulations, judicial decisions, orders, decrees, plans, rules, permits, licenses, and other governmental restrictions and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901, et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651, et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251, et seq., and the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq., as the same may be amended or supplemented from time to time.

“Environmental Liabilities” means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment, resulting from the past, present, or future operations of such Person or its Affiliates.

“Event of Default” has the meaning set forth in Article Nine and in any other provision hereof using the term.

“Existing Environmental Matters” has the meaning set forth in Section 5.13.

“Existing Litigation” has the meaning set forth in Section 5.5.

“GAAP” means generally accepted accounting principles, applied on a consistent basis, set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the date in question; and the requisite that such principles be applied on a consistent basis means that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period, except to the extent that a deviation therefrom is expressly permitted by this Agreement.

“Guarantor” means Bob Bachman, Barron Cass, John Collingwood, Iroquois Funds, Phil Lacerte, Fred Maxik, Daryl Snadon and any other Person who from time to time guarantees all or any part of the Indebtedness and Obligations or otherwise enters into an agreement in favor of Bank in connection therewith.

“Guaranty Agreement” means an agreement executed by Guarantor in favor of Bank, as may be amended from time to time.

“Hazardous Material” means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

“Inchoate Lien” means any Tax Lien for Taxes not yet due and payable and any mechanic’s Lien and materialman’s Lien for services or materials for which payment is not yet due.

“Indebtedness” means all present and future indebtedness, obligations, and liabilities, including all direct and contingent obligations arising under letters of credit, banker’s acceptances, bank guaranties and similar instruments, net obligations under any swap contract, overdrafts, Automated Clearing House obligations, and all other financial accommodations which could be considered a liability under GAAP, and all renewals, extensions, and modifications thereof, or any part thereof, now or hereafter owed to Bank by Borrower, and all interest accruing thereon and costs, expenses, and reasonable attorneys’ fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligation, and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, joint and several, or arising pursuant to any of the Loan Documents and all renewals and extensions thereof, or any part thereof, and all present and future amendments thereto.

“Inventory” means all of Borrower’s inventory of every nature and description, including all goods, merchandise, raw materials, goods in process and finished goods now owned or hereafter acquired and held for sale or lease or furnished or to be furnished under contracts for service or used or consumed in Borrower’s businesses and all additions and accessions thereto and contracts with respect thereto and all documents of title evidencing or representing any part thereof, and all products and proceeds thereof, including insurance proceeds payable by reason of loss or damage to Borrower’s inventory.

“Laws” means all statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of the United States, any city or municipality, state, commonwealth, nation, country, territory, possession, or any Tribunal.

“Leases” means those certain lease agreements between the owners of the real property on which any part of Borrower’s business is operated, as landlord, and Borrower, as tenant, pertaining to the lease of such real property.

“Letter of Credit” means any letter of credit issued by Bank for the account of or at the direction of Borrower pursuant to Article Two of this Agreement.

“Letter of Credit Liabilities” means, at any time, the aggregate face amounts of all outstanding Letters of Credit, plus any amounts drawn under any Letters of Credit for which Bank has not been fully reimbursed by Borrower (unless Bank, in its sole discretion, has cleared the drawn amount by means of an Advance under the Revolving Note, in which case the drawn amount would not constitute a Letter of Credit Liability).

“Liabilities” means, at any particular time, all amounts which in conformity with GAAP, would be included, on a consolidated basis, as liabilities on a balance sheet of a Person.

“Lien” means any lien, security interest, Tax lien, mechanic’s lien, materialman’s lien, or other encumbrance, whether arising by contract or under Law.

“Litigation” means any proceeding, claim, lawsuit, and/or investigation conducted or threatened by or before any Tribunal, including, but not limited to, proceedings, claims, lawsuits, and/or investigations under or pursuant to any environmental, occupational safety and health, antitrust, unfair competition, securities, Tax, or other Law, or under or pursuant to any agreement, document, or instrument.

“Loan Documents” mean this Agreement, the Note, the Security Agreement, any subordination agreement executed in connection with Subordinated Debt and any and all other agreements, documents, and instruments executed and delivered pursuant to the terms of this Agreement, and any future amendments hereto, or restatements hereof, or pursuant to the terms of any of the other loan documents, together with any and all renewals, extensions, and restatements of, and amendments and modifications to, any such agreements, documents, and instruments.

“Loans” mean the Revolving Loan.

“Material Adverse Effect” means any set of circumstances or event which (a) could reasonably be expected to have any adverse effect whatsoever upon the validity, performance, or enforceability of any Loan Document, (b) is or could reasonably be expected to become material and adverse to the financial condition, properties, or business operations of the Person in question, (c) could reasonably be expected to impair the ability of the Person in question to fulfill its obligations under the terms and conditions of the Loan Documents, or (d) could reasonably be expected to cause an Event of Default.

“Maximum Rate” means the maximum non-usurious rate of interest (or, if the context so requires, an amount calculated at such rate) which Bank is allowed to contract for, charge, take, reserve, or receive in this transaction under applicable federal or state (whichever is higher) Law from time to time in effect after taking into account, to the extent required by applicable federal or state (whichever is higher) Law from time to time in effect, any and all relevant payments or charges under the Loan Documents.

“Note” means the Revolving Note and any other note or notes entered into by Borrower in favor of Bank.

“Obligated Party” means any Person (other than Borrower) who is or becomes party to any agreement that guarantees or secures payment and performance of the Indebtedness and/or Obligations or any part thereof.

“Obligations” means any and all of the covenants, conditions, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Borrower or any Obligated Party to Bank as set forth in the Loan Documents.

“Organizational Documents” means (a) in the case of a corporation, its articles or certificate of incorporation and bylaws, (b) in the case of a general partnership, its partnership agreement, (c) in the case of a limited partnership, its certificate of limited partnership and partnership agreement, (d) in the case of a limited liability company, its articles of organization and operating agreement or regulations, and (e) in the case of any other entity, its organizational and governance documents and agreements.

“Permitted Businesses” mean, with respect to Borrower, those businesses in which Borrower was engaged as of the Closing Date and any other business reasonably related thereto.

“Permitted Liens” means all (a) Inchoate Liens, (b) Liens created by or pursuant to the Loan Documents in favor of Bank, and all renewals and extensions of the foregoing, (c) encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of Borrower to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use, (d) Liens for taxes, assessments, or other governmental charges which are being contested in good faith and for which adequate reserves have been established, (e) Liens resulting from good faith deposits to secure payments of workmen’s compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, or contracts (other than for payment of Debt) made in the ordinary course of business, (f) Liens arising in connection with Subordinated Debt, and (g) purchase money liens or purchase money security interests not to exceed, in the aggregate, $250,000.00.

“Person” means any individual, firm, corporation, association, partnership, joint venture, trust, other entity, or a Tribunal.

“Release” means, as to any Person, any release, spill, emissions, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property.

“Remedial Action” means all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

“Revolving Loan” has the meanings set forth in Section 2.1.

“Revolving Note” means the promissory note, dated the Closing Date, in the original principal amount of $2,000,000.00, executed by Borrower and payable to the order of Bank, in form and substance satisfactory to Bank, and all amendments, extensions, renewals, replacements, increases, and modifications thereof.

“Revolving Principal Balance” means the aggregate unpaid principal balance of the Revolving Note at the time in question.

“Rights” mean any remedies, powers, and privileges exercisable by Bank under the Loan Documents, at Law, equity, or otherwise.

“Section” and “Sections” have the meanings set forth in Section 1.5.

“Security Agreement” means the Pledge and Security Agreement dated the Closing Date, executed by Borrower in favor of Bank, in form and substance satisfactory to Bank, as the same may be amended, restated, supplemented or modified from time to time.

“Subordinated Debt” means all Debt of Borrower whether now existing or hereafter incurred which is subordinate in right of payment to the Indebtedness, pursuant to a written agreement in form and substance satisfactory to Bank.

“Subsection” and “Subsections” have the meanings set forth in Section 1.5.

“Subsidiary(ies)” means any entity more than twenty percent (20%) of whose ownership interest now or hereafter is owned directly or indirectly by Borrower or any Subsidiary or may be voted by Borrower or any Subsidiary.

“Taxes” means all taxes (including withholding), assessments, fees, levies, imposts, duties, deductions, withholdings, or other charges of any nature whatsoever from time to time or at any time imposed by any Laws or by any Tribunal, excluding state and local sales and use taxes.

“Tribunal” means any state, commonwealth, federal, foreign, territorial, or other court or governmental department, commission, board, bureau, agency, or instrumentality.

“Tribunal Proceedings” has the meaning set forth in Section 5.4.

“Unpaid Judgments” has the meaning set forth in Section 5.5.

1.2  Accounting Matters. Any accounting term used in this Agreement or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing.

1.3  Headings. The headings, captions, and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Documents no to affect the meaning thereof.

1.4  Number and Gender of Words. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate. Reference herein of Borrower shall mean, jointly and severally, each Person comprising same.

1.5  Articles, Sections and Exhibits. All references herein to “Articles”, “Sections” and “Subsections” are, unless specified otherwise, references to articles, sections and subsections of this Agreement. All references herein to an “Exhibit” or “Schedule” are references to exhibits or schedules attached hereto, all of which are made a part hereof for all purposes, the same as if set forth herein verbatim, it being understood that if any exhibit or schedule attached hereto, which is to be executed and delivered, contains blanks, the same shall be completed correctly and in accordance with the terms and provisions contained and as contemplated herein prior to or at the time of the execution and delivery thereof. The words “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” when used in this Agreement shall refer to the entire Agreement and not to any particular provision or section.

Article Two

Commitment to Lend, Terms of Payment

2.1  Revolving Loan. Subject to and upon the terms, covenants, and conditions of this Agreement, Bank agrees to make one or more Advances (hereinafter called the “Revolving Loan”) to Borrower for Approved Purposes in an aggregate principal amount at any one time outstanding up to but not exceeding the Borrowing Limit. Within the limit of the Borrowing Limit in effect from time to time, Borrower may borrow, repay, and reborrow at any time and from time to time from the Closing Date to the earlier of (a) the maturity of the Revolving Note, or (b) the termination of Bank’s Commitment hereunder. If, by virtue of payments made on the Revolving Note, the principal amount owed on the Revolving Note during its term reaches zero at any point, Borrower agrees that all of the Collateral and all of the Loan Documents shall remain in full force and effect to secure any Advances made thereafter, and Bank shall be fully entitled to rely on all of the Collateral and all of the Loan Documents unless an appropriate release of all or any part of the Collateral or all or any part of the Loan Documents has been executed by Bank. The Revolving Principal Balance may not exceed the Borrowing Limit at any time.

2.2  Revolving Note. The Revolving Loan shall be evidenced by, and be repayable in accordance with the Revolving Note.

2.3  Revolving Loan Borrowing Procedure. Borrower shall give Bank notice of each Revolving Loan by means of a written request containing the information required by Bank and delivered (by hand or by mechanically confirmed facsimile) to Bank no later than 10:00 a.m. (Dallas, Texas time) on the day on which the Revolving Loan is desired to be funded. Bank, at its option, may accept telephonic requests for such Advances, provided that such acceptance shall not constitute a waiver of Bank’s right to require delivery of a written request in connection with subsequent Revolving Loan. Any telephonic request for a Revolving Loan by Borrower shall be promptly confirmed by submission of a properly completed written request to Bank, but failure to deliver a written request shall not be a defense to payment of a Revolving Loan. Bank shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Bank’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically, by facsimile or electronically, and purporting to have been sent to Bank by Borrower and Bank shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it. Subject to the terms and conditions of this Agreement, each Revolving Loan shall be made available to Borrower by depositing the same, in immediately available funds, in an account of Borrower designated by Borrower maintained with Bank. To automate the Revolving Loan notification process, Borrower shall enter into a “Credit Sweep” facility or “loan manager” in connection with the Commitment and Borrower’s deposit accounts maintained with Bank.

2.4  Payments. Borrower authorizes Bank to auto debit the amount of any scheduled payment under the Revolving Note when due from any deposit account or other account of Borrower with Bank.

2.5  Prepayments.

(a)  Voluntary Prepayments. The Borrower may prepay all or any portion of the Note to the extent and in the manner provided for therein.

(b)  Mandatory Prepayment. The Borrower must immediately upon written notice of DEMAND pay the amount by which at any time the unpaid principal balance of the Revolving Loan exceeds the Borrowing Limit; provided, that if such excess is directly caused by a default of one or more Guarantors under a Guaranty Agreement or other Loan Document and the amount of such excess is less than $350,000.00, Borrower shall have thirty (30) days from the date of such notice to pay such excess amount or cause the replacement of the defaulting Guarantor with another Guarantor subject to documents and terms satisfactory to Bank.

2.6  Purpose of Loans. Borrower represents that the proceeds of the Revolving Loan will be used only for Approved Purposes.

2.7  Sale of Participations. Bank may, from time to time, sell or offer to sell the Indebtedness, or interests therein, to one or more participants and Bank is hereby authorized to disseminate and disclose any information (whether or not confidential or proprietary in nature) Bank now has or may hereafter obtain pertaining to Borrower, the Indebtedness or the Loan Documents (including, without limitation, any credit or other information regarding Borrower, any of its principals, or any other person or entity liable, directly or indirectly, for any part of the Loan, to (a) any participant or prospective participant, (b) any regulatory body having jurisdiction over Bank or the Indebtedness, and (c) any other persons or entities as may be necessary or appropriate in Bank’s reasonable judgment); provided, that, so long as no Event of Default has occurred, Bank shall be required to obtain the prior written consent of Borrower prior to entering into any such participation. Following the occurrence of an Event of Default, Bank, as a courtesy to Borrower, will endeavor to notify Borrower of any participants or prospective participants, to which Bank disseminates any of the information described above.

2.8  Order of Application. Except as otherwise provided in the Loan Documents or otherwise agreed by Bank, all payments and prepayments of the Indebtedness, including proceeds from the exercise of any Rights under the Loan Documents or proceeds of any of the Collateral, shall be applied to the Indebtedness in the following order, any instructions from Borrower to the contrary notwithstanding: (a) to the expenses for which Bank shall not have been reimbursed under the Loan Documents, and then to all indemnified amounts due under the Loan Documents; (b) to fees then owed Bank hereunder; (c) to accrued interest on the portion of the Indebtedness being paid or prepaid; (d) to the portion of the principal being paid or prepaid; (e) to the remaining accrued interest on the Indebtedness; (f) to the remaining principal; and (g) to the remaining Indebtedness. All amounts remaining after the foregoing application of funds shall be paid to Borrower.

2.9  Commitment Fee. Borrower shall pay to Bank a Commitment Fee of $25,000.00 on the date hereof. Such fee, as of the date of this Agreement, is fully earned and non-refundable.

2.10  Lockbox and Account Collections. Borrower will maintain under such written agreements as Bank requires, as security for the Indebtedness, a depository account with the Bank (“Depository Account”) and, upon request of Bank following an Event of Default, a lockbox (“Lockbox”). Upon the request of Bank following the occurrence of an Event of Default, Borrower will advise all of its account debtors to direct their payments to the Lockbox, at the address established by the Lockbox arrangements; all payments received into the Lockbox will be deposited into the Depository Account; and all payments from account debtors of Borrower not otherwise delivered to the Lockbox will be deposited directly into the Depository Account, and Bank is authorized to transfer to the Depository Account any funds which are account debtor payments but which have been deposited into any other depository account of Borrower at Bank. Upon the occurrence of an Event of Default, Borrower agrees that Bank will have all right, title and interest in and to all items and funds from time to time in the Depository Account. Checks received into the Depository Account will not be considered good funds until Bank has effected final settlement with respect thereto. After an Event of Default has occurred, Bank is authorized to apply any and all funds in the Depository Account at any time, and from time to time, to the Indebtedness (to the extent then due and payable) in any order Bank may elect.

2.11  Letters of Credit. Subject to the terms and conditions of this Agreement and other Loan Documents, Bank may, in its reasonable discretion, issue one or more Letters of Credit for the account of Borrower from time to time. No Letter of Credit shall have an expiration date less than thirty (30) days before the Maturity Date of the Revolving Note unless Borrower provides cash Collateral satisfactory to Bank to secure any such Letter of Credit. Each Letter of Credit (i) must be satisfactory in form and substance to Bank, (ii) will be subject to the payment of such Letter of Credit fees as Bank may require, and (iii) shall be issued pursuant to such conditions, documents and instruments agreed to and/or executed by Borrower as Bank may require in its sole discretion. Each payment by Bank pursuant to a drawing under a Letter of Credit is due and payable ON DEMAND, and at the sole option of Bank, can be charged by Bank as a Revolving Loan by Bank to Borrower under the Revolving Note and this Agreement as of the day and time such payment is made by Bank and in the amount of such payment.

Article Three

Collateral

3.1  Security Interests. In order to secure payment and performance of the Indebtedness and Obligations, Borrower has granted to Bank a security interest in the Collateral by executing and delivering to Bank the Security Agreement. Borrower further agrees to execute and deliver to Bank from time to time such other security agreements, deeds of trust and similar documents covering the Collateral and further authorizes Bank to prepare and file such Financing Statements as Bank may reasonably require to perfect and maintain its perfected interest in the Collateral.

Article Four

Conditions Precedent to Lending

4.1  Initial Extension of Credit. The obligation of Bank to make the initial Advance under any Note or issue the initial Letter of Credit is subject to the condition precedent that Bank shall have received on or before the day of such Advance or Letter of Credit all of the following, each dated (unless otherwise indicated) the Closing Date, in form and substance satisfactory to Bank:

(a)  Resolutions. Resolutions of the Board of Directors (or other governing body) of Borrower certified by the Secretary (or other custodian of records) of Borrower which authorize the execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is or is to be a party;

(b)  Incumbency Certificate. A certificate of incumbency certified by an authorized officer or representative certifying the names of the individuals or other Persons authorized to sign this Agreement and the other Loan Documents to which Borrower is or is to be a party on behalf of Borrower together with specimen signatures of such Persons;

(c)  Organizational Documents. The Organizational Documents for Borrower;

(d)  Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation or organization of Borrower as to the existence and good standing of Borrower, each dated within ten (10) days prior to the date of the initial Advance or Letter of Credit;

(e)  Note. The Revolving Note executed by Borrower;

(f)  Security Documents and Guaranty Agreement. The Loan Documents which create a Lien in and on the Collateral in favor of Bank executed by the owner of the Collateral and one or more Guaranty Agreements in form and substance satisfactory to Bank executed by the Guarantors;

(g)  Insurance Matters. Copies of insurance certificates describing all insurance policies required by the Agreement and the other Documents, together with loss payable and lender endorsements in favor of Bank with respect to all insurance policies covering Collateral;

(h)  Fees. Intentionally left blank;

(i)  No Adverse Change. No Material Adverse Effect shall have occurred with respect to the financial condition or operations of Borrower or any predecessor entity or assets to be acquired by Borrower;

(j)  Legal Opinion. Intentionally left blank;

(k)  Subordination Agreement. One or more subordination agreements in connection with the Subordinated Debt; and

(l)  Additional Items. The additional items set forth on Schedule One, if any, and such additional approvals, opinions, or documents as Bank may reasonably request.

4.2  Conditions for Each Subsequent Advance. In addition to the conditions precedent stated elsewhere herein, Bank shall not be obligated to make any Advance or issue any Letter of Credit unless:

(a)  Representations and Warranties. The representations and warranties made in Article Five of this Agreement are true and correct in all material respects at and as of the time the Advance is to be made, and the request for an Advance shall constitute the representation and warranty by Borrower that such representations and warranties are true and correct in all material respects at such time.

(b)  No Event of Default. On the date of, and upon receipt of, the Advance, no Event of Default, and no event which, with the lapse of time or notice or both, could reasonably be expected to become an Event of Default, shall have occurred and be continuing.

(c)  Advance Request. Bank has received a request for an Advance in the form required by Bank, as well as such other documents, opinions, certificates, agreements, instruments and evidences as Bank may reasonably request.

(d)  Additional Documentation. Bank shall have received such additional approvals, opinions, or documents as Bank may reasonably request.

Article Five

Representations and Warranties

Borrower, except as set forth on Schedule Two, represents and warrants to Bank as follows:

5.1  Existence. Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is duly qualified to transaction business as a foreign corporation in each jurisdiction where the nature and extent of its business and property requires the same.

5.2  Authorization. Borrower possesses all requisite corporate authority, power, licenses, permits, and franchises to conduct its business and execute, deliver, and comply with the terms of the Loan Documents. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms and provisions hereof, the making of the Loans, and the execution, issuance, and delivery of the Loan Documents have been duly authorized and approved by all necessary corporate action on the part of Borrower. No consent or approval of any Tribunal is required in order for Borrower to legally execute, deliver, and comply with the terms of the Loan Documents.

5.3  Properties; Permitted Liens. Borrower has good and marketable title to all of its properties and assets, subject to no Liens except the Permitted Liens. All material leases under which Borrower is lessee are in full force and effect, and Borrower is not in default thereunder.

5.4  Compliance with Laws and Documents. Borrower is not, nor will the execution, delivery, and performance of and compliance with the terms of the Loan Documents cause Borrower to be, in violation of any Laws or in default (nor has any event occurred which, with notice or lapse of time or both, could constitute such a default) under any contract in any respect which could have a Material Adverse Effect. During the past five (5) years, there have been no proceedings, claims, or (to Borrower’s knowledge) investigations against or involving Borrower by any Tribunal, including under or pursuant to any environmental, occupational safety and health, antitrust, unfair competition, securities, or other Laws which could have a Material Adverse Effect, except those described on Schedule Two attached hereto (the “Tribunal Proceedings”).

5.5  Litigation. Except for Litigation in which Borrower is exclusively a plaintiff without a counterclaim, crossclaim, or similar action asserted against Borrower and except as set forth on Schedule Two attached hereto (the “Existing Litigation”), Borrower is not involved in, nor is Borrower aware of the threat of, any Litigation which could have a Material Adverse Effect, and there are no outstanding or unpaid judgments against Borrower (the “Unpaid Judgments”).

5.6  Taxes. All federal, state, foreign, and other Tax returns of Borrower required to be filed have been filed, all federal, state, foreign, and other Taxes imposed upon Borrower which are due and payable have been paid, and no material amounts of Taxes not reflected on such returns are payable by Borrower, other than Taxes being contested in good faith by appropriate legal proceedings.

5.7  Enforceability of Loan Documents. All Loan Documents when duly executed and delivered by Borrower will constitute legal, valid, and binding obligations of Borrower enforceable in accordance with their terms subject to Debtor Relief Laws and except that the availability of equitable remedies may be limited.

5.8  Financial Statements. All financial statements of Borrower hereafter to be delivered to Bank shall be prepared in accordance with GAAP (subject to the absence of notes for interim financial statements), and do and shall, in all material respects, fairly represent the financial condition of Borrower as of the date of each such financial statement (subject to reasonable year end adjustments for interim financial statements). There are and shall be no material liabilities, direct or indirect, fixed or contingent, as of the date of each such financial statement which are not reflected therein or in the notes thereto and, since the date of the Current Financial Statements, there has been no material adverse change in the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower.

5.9  Regulation U. The proceeds of the Advances are not and will not be used directly or indirectly for the purpose of purchasing or carrying, or for the purpose of extending credit to others for the purpose of purchasing or carrying, any “margin stock” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

5.10  Subsidiaries. Borrower has no Subsidiaries as of the date of this Agreement except those described on Schedule Two.

5.11  Other Debt. Except Subordinated Debt and as otherwise recorded in the financial statements of Borrower delivered to Bank, Borrower is not directly, indirectly, or contingently obligated with respect to any Debt as of the Closing Date. To the best of Borrower’s knowledge and belief, Borrower is not in default in the payment of the principal of or interest on any Debt.

5.12  Regulatory Acts. Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Act of 1935, the Federal Power Act, the Interstate Commerce Act, or any other Law (other than Regulation X of the Board of Governors of the Federal Reserve System) which regulates the incurring by Borrower of debt, including, but not limited to, Laws regulating common or contract carriers or the sale of electricity, gas, steam, water, or other public utility serves. All Inventory of Borrower has been and will hereafter be produced in compliance with all applicable Laws.

5.13  Environmental Matters. Except as fully described and set forth in Schedule Two attached hereto (the “Existing Environmental Matters”), to the best knowledge of Borrower after due inquiry:

(a)  Borrower and all of its properties, assets, and operations are, in all material respects, in full compliance with all Environmental Laws. Borrower is not aware of nor has Borrower received written notice of any past, present, or future conditions, events, activities, practices or incidents which may interfere with or prevent the compliance or continue compliance of Borrower and the Subsidiaries with all Environmental Laws;

(b)  Borrower has obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and Borrower is in compliance with all of the terms and conditions of such permits;

(c)  No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of Borrower except in such quantities and in such manner as materially complies with Environmental Laws. The use which Borrower makes and intends to make of its properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets except in material compliance with Environmental Laws;

(d)  Neither Borrower nor any of its currently or previously owned or leased properties or operations is subject to any outstanding or threatened order from or agreement with any Tribunal or other Person or subject to any judicial or docketed administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

(e)  There are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of Borrower that could reasonably be expected to give rise to any Environmental Liabilities;

(f)  Borrower has not filed or failed to file any notice required under applicable Environmental Law reporting a Release; and

(g)  No Lien arising under any Environmental Law has attached to any property or revenues of Borrower.

5.14  General. There is no significant material fact or condition relating to the financial condition and business of Borrower, or the Collateral which has not been related in writing to Bank, and all writings heretofore or hereafter exhibited, made, or delivered to Bank by or on behalf of Borrower are and will be genuine and in all respects what they purport and appear to be.

Article Six

Certain Affirmative Covenants

So long as Bank is committed to make Advances hereunder, and thereafter until payment and performance in full of the Indebtedness and Obligations, Borrower covenants and agrees that:

6.1  Reporting Requirements. Borrower shall provide, or cause to be provided, to Bank:

(a)  Annual Financial Statements. Within one hundred twenty (120) days after the last day of each fiscal year of Borrower, beginning with the fiscal year that ends December 31, 2006, consolidated financial statements audited by a certified public accountant reasonably acceptable to Bank showing the financial position and results of operations of Borrower and its Subsidiaries as of, and for the year ended on, such last day, as filed or to be filed with the Securities and Exchange Commission, together with the certificate of the chief financial officer of Borrower that all of such financial statements present fairly, in all material respects, the financial position of Borrower and its Subsidiaries as of the last day of such fiscal year and the results of the operations and the cash flow of Borrower and its Subsidiaries for the fiscal year then ended in conformity with GAAP.

(b)  Quarterly Financial Statements. Within forty-five (45) days after the last day of each fiscal quarter of Borrower, beginning with the month ending June 30, 2006, financial statements showing the financial position and results of operations of Borrower and its Subsidiaries as of, and for the quarter ended on, such last day, as filed or to be filed with the Securities and Exchange Commission, together with the certificate of the chief financial officer of Borrower that all of such financial statements present fairly, in all material respects, the financial position of Borrower and its Subsidiaries as of the last day of such month and the results of the operations and the cash flow of Borrower and its Subsidiaries for the month then ended in conformity with GAAP.

(c)  Compliance Certificate. Within forty-five (45) days after the end of each calendar quarter, a certificate of the chief financial officer of Borrower in the form of Exhibit A attached hereto or in such other form as Bank may reasonably require (i) stating that to the best of such Person’s knowledge, no Event of Default has occurred and is continuing, or if an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto and (ii) showing in reasonable detail the calculations demonstrating compliance with Article Eight.

(d)  Periodic Reports. Promptly after their preparation, Borrower shall provide to Bank copies of any and all proxy statements, financial statements, and reports which Borrower sends to its shareholders, and copies of any and all periodic and special reports and registration statements which Borrower files with the Securities and Exchange Commission.

6.2  Insurance. Borrower will maintain insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which Borrower and the Subsidiaries operate, provided that in any event Borrower will maintain workmen’s compensation insurance, property insurance (including, without limitation, coverage of Inventory), comprehensive general liability insurance, products liability insurance, and business interruption insurance reasonably satisfactory to Bank. Each insurance policy covering Collateral shall name Bank as loss payee and shall provide that such policy will not be canceled or reduced without thirty (30) days prior written notice to Bank. Borrower shall maintain such other insurance on the Collateral for the benefit of Bank as Bank shall from time to time request, and furnish to Bank upon the request of Bank from time to time the originals of all policies of insurance on the Collateral and certificates with respect to such insurance.

6.3  Payment of Debts. Borrower will pay or cause to be paid all of its Debt prior to the date on which penalties attach thereto (except to the extent and so long as the payment thereof is being properly contested in good faith by appropriate proceedings and adequate reserves have been established therefor).

6.4  Taxes. Borrower will promptly pay or cause to be paid when due any and all Taxes due by Borrower, including, without limitation, all taxes, duties, fees, levies and other charges of whatsoever nature which have been or may be imposed by any government or by any department, agency, state, other political subdivision or taxing authority thereof or therein; provided that Borrower shall not be required to pay and discharge any such Taxes or charges so long as the validity thereof shall be contested in good faith by appropriate proceedings and Borrower shall set aside on its books adequate reserves with respect thereto and shall pay any such Taxes or charge before the property subject thereto shall be sold to satisfy any lien which has attached as security therefor.

6.5  Expenses of Bank. Borrower will reimburse Bank for all reasonable out-of-pocket costs, fees, and expenses incident to the Loan Documents or any transactions contemplated thereby, including, without limitation, all recording fees, all recording taxes, and the reasonable fees and disbursements of special counsel for Bank for negotiation and preparation of the Loan Documents, preparation and review of other documents, and providing of other legal services, from time to time, in connection herewith up through the Closing Date, and thereafter for services (a) in connection with any subsequent Advance, (b) in connection with or in anticipation of an Event of Default or otherwise in the enforcement of the Loan Documents, (c) in connection with any amendment or waiver to any of the Loan Documents, or (d) in connection with any request or action initiated by Borrower, all of which shall be and become a part of the Indebtedness.

6.6  Maintenance of Entity Existence, Assets and Business; Continuance of Present Business. Borrower will preserve and maintain its existence and all of its leases, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. Borrower will conduct its business in an orderly and efficient manner in accordance with good business practices. Borrower will keep or cause to be kept all of Borrower’s assets which are useful and necessary in their respective businesses in good repair, working order and condition, normal wear and tear excepted, and will make or cause to be made all necessary repairs, renewals and replacements as may be reasonably required. Borrower will carry on and conduct its business in substantially the same fields as such business is now and has heretofore been carried on.

6.7  Books and Records. Borrower will maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

6.8  Compliance with Applicable Laws and with Contracts. Borrower will comply with the requirements of all applicable material Laws, rules, regulations and orders of any governmental authority, except where contested in good faith and by proper proceedings. Borrower will comply in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business.

6.9  Comply with Agreement. Borrower will fully comply with the terms, provisions and conditions of this Agreement and of all documents executed pursuant hereto.

6.10  Notice of Event of Default, Suits, and Material Adverse Effect. Upon discovery, Borrower will promptly notify Bank of any breach of or default under any Loan Document, or of the filing of any claim, action, suit or proceeding before any Tribunal agency against Borrower in which an adverse decision could have a Material Adverse Effect upon Borrower and advise Bank from time to time of the status thereof.

6.11  Information and Inspection. Borrower will furnish to Bank as soon as available such information as may be pertinent to any provision of this Agreement or to Borrower’s business which Bank may reasonably request. Borrower shall permit an authorized representative of Bank to discuss the affairs, finances, and accounts of Borrower with the officers of Borrower and, upon reasonable notice, visit at reasonable times any of the properties of Borrower.

6.12  Depository Relationship. To induce Bank to establish the interest rates provided for in the Note and if and to the extent permitted by applicable laws, Borrower will establish, within thirty (30) days of the date hereof, a depository and treasury management relationship with the Bank and thereafter use and maintain Bank as its principal depository bank with a full depository relationship, including for the maintenance of business, cash management, operating and administrative deposit accounts. In addition, Borrower shall open and maintain a “Credit Sweep” facility.

6.13  Additional Information. Borrower will promptly furnish, or cause to be furnished, to Bank such other information, not otherwise required herein, respecting the business affairs, assets and liabilities of Borrower, the Subsidiaries and the Collateral as Bank shall from time to time reasonably request.

Article Seven

Certain Negative Covenants

So long as Bank is committed to make Advances hereunder, and thereafter until payment and performance in full of the Indebtedness and Obligations, Borrower covenants and agrees that, without the prior written consent of Bank:

7.1  Debt. Borrower will not incur, create, assume, or permit to exist, any Debt, except:

(a)  Debt to Bank;

(b)  Debt which exists on the Closing Date which has been disclosed to Bank in writing prior to the Closing Date;

(c)  Subordinated Debt; and

(d)  purchase money indebtedness not to exceed, in the aggregate, $250,000.00.

7.2  Contingent Liabilities. Borrower will not assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person (other than Borrower) except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

7.3  Limitation on Liens. Borrower will not incur, create, assume, or permit to exist any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except the Permitted Liens.

7.4  Mergers, Etc. Without the prior written consent of Bank, not to be unreasonably withheld, Borrower will not become a party to a merger, consolidation, reorganization or recapitalization, or purchase or otherwise acquire all or any part of the assets of any Person or any shares, or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate.

7.5  Restricted Payments. Borrower will not declare or pay any dividends or make any other payment or distribution (in cash, property, or obligations) on account of its equity interests, or redeem, purchase, retire, or otherwise acquire any of its equity interests, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its equity interests or for any redemption, purchase, retirement, or other acquisition of any of its equity interests; provided that, Borrower may declare or pay dividends and make other payments and distributions on account of its equity interests upon written notice to Bank in an amount not to exceed, in the aggregate, $500,000.00, and Borrower may make distributions in connection with its current PIPE (Private Investment in a Public Entity) offering upon prior or contemporaneous notice to Bank accompanied by any notice received by Borrower with regard to such distribution, if any (Borrower acknowledges that if such distribution is made in connection with a default by Borrower under the PIPE offering documents, such default shall constitute an Event of Default hereunder pursuant to Section 9.11).

7.6  Loans and Investments. Without prior or contemporaneous written notice to Bank, Borrower will not make any advance, loan, extension of credit, or capital contribution to or investment in, or purchase, any stock, bonds, notes, debentures, or other securities of, any Person, except:

(a)  readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition;

(b)  fully insured depository accounts maintained at a commercial bank operating in the United States of America having capital and surplus in excess of $50,000,000.00; and

(c)  those existing on the date hereof and listed on Schedule Two.

7.7  Transactions With Affiliates. Without prior or contemporaneous written notice to Bank, Borrower will not enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower’s business and upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of Borrower.

7.8  Sale and Leaseback and Disposition of Assets. Borrower will not (a) enter into, and will not permit any Subsidiary to enter into, any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person or (b) sell, lease, assign, transfer, or otherwise dispose of any of its assets, except (i) dispositions of Inventory in the ordinary course of business or (ii) dispositions, for fair value, of worn-out and obsolete equipment not necessary to the conduct of its business; provided that Borrower may otherwise enter into such transactions so long as the total aggregate amount of such transactions involving tangible assets do not exceed $250,000.00, and provided further that Borrower may license its Intellectual Property rights so long as Borrower maintains 100% of the unrestricted ownership rights to such Intellectual Property.

7.9  Nature of Business. Borrower will not engage in any business other than the businesses in which it is engaged as of the Closing Date and business reasonably relating thereto and will not purchase, lease or otherwise acquire assets not related to its business.

7.10  Environmental Protection. Borrower will not (a) use (or permit any tenant to use) any of its respective properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material, (b) generate any Hazardous Material, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material, or (d) otherwise conduct any activity or use any of its respective properties or assets in any manner that is likely to violate any Environmental Law or create any Environmental Liabilities for which Borrower would be responsible.

7.11  No Negative Pledge. Borrower will not enter into or permit to exist any arrangement or agreement, other than pursuant to this Agreement or any Loan Document, which directly or indirectly prohibits Borrower from creating or incurring a Lien on any of its assets.

7.12  Judgments. Borrower will not allow any judgment for the payment of money in excess of $250,000.00 rendered against it to remain undischarged or unsuperseded for a period of thirty (30) days during which execution shall not be effectively stayed.

Article Eight

Financial Covenants

Borrower covenants and agrees that, as long as the Indebtedness or any part thereof is outstanding or Bank is under any obligation to make additional Advances under this Agreement, Borrower will, at all times, observe and perform the following financial covenants:

8.1  Bookings. Borrower’s Bookings, as of and for the three (3) months ending on the last day of each June, September, December and March, commencing with the three (3) months ending December 31, 2006, shall equal or exceed $1,000,000.00.

Article Nine

Events of Default

The term “Event of Default” as used herein shall mean the occurrence of any one or more of the following events (subject to all applicable grace and cure periods):

9.1  Payment of Indebtedness. The failure of Borrower to punctually pay the Indebtedness, or any part thereof, within five (5) days of the date the same shall become due in accordance with the terms of the Loan Documents, including, without limitation, the failure or refusal of Borrower to punctually pay the principal of or the interest on any Loan.

9.2  Misrepresentation. Any statement, representation, or warranty heretofore or hereafter made by Borrower or any Obligated Party in the Loan Documents or in any writing, or any statement or representation made in any certificate, report, or opinion delivered to Bank pursuant to the Loan Documents, is false, calculated to mislead, misleading, or erroneous in any material respect at the time made.

9.3  Covenants. The failure or refusal of Borrower or any Obligated Party to properly perform, observe, and comply with any covenant or agreement contained in any of the Loan Documents (other than covenants to pay the Indebtedness and the financial covenant contained in Section 8.1 above), and such failure or refusal continues until the earlier to occur of either (a) thirty (30) days after an officer or responsible employee of the Borrower becomes aware of such failure or refusal or (b) thirty (30) days after Bank has given Borrower written notice thereof.

9.4  Voluntary Debtor Relief. Borrower shall (a) execute an assignment for the benefit of creditors, or (b) become or be adjudicated as bankrupt or insolvent, or (c) admit in writing its inability to pay its debts generally as they become due, or (d) apply for or consent to the appointment of a conservator, receiver, trustee, or liquidator of it or all or a substantial part of its assets, or (e) file a voluntary petition seeking reorganization or an arrangement with creditors or to take advantage or seek any other relief under any Debtor Relief Law now or hereafter existing, or (f) file an answer admitting the material allegations of or consenting to, or default in, a petition filed against it in any liquidation, conservatorship, bankruptcy, reorganization, rearrangement, debtor’s relief, or other insolvency proceedings, or (g) institute or voluntarily be or become a party to any other judicial proceedings intended to effect a discharge of its debts, in whole or in part, or a postponement of the maturity or the collection thereof, or a suspension of any of the Rights or powers of Bank granted in any of the Loan Documents.

9.5  Involuntary Proceedings. Borrower shall involuntarily (a) have an order, judgment, or decree entered against it by any Tribunal pursuant to any Debtor Relief Law that could suspend or otherwise affect any of the Rights granted to Bank in any of the Loan Documents, and such order, judgment, or decree is not permanently stayed, vacated, or reversed within sixty (60) days after the entry thereof, or (b) have a petition filed against it or any of its property seeking the benefit or benefits provided for by any Debtor Relief Law that would suspend or otherwise affect any of the Rights granted to Bank in any of the Loan Documents, and such petition is not discharged within sixty (60) days after the filing thereof.

9.6  Attachment. The failure to have discharged within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceedings against any of the material assets of Borrower.

9.7  Other Obligations. Borrower shall default in the due and punctual payment of the principal of or the interest on any Debt having an aggregate unpaid principal balance outstanding (whether or not then due and payable) of $10,000.00 or more, secured or unsecured, or in the due performance or observance of any covenant or condition of any indenture or other agreement executed in connection therewith, and such default shall have continued beyond any period of grace or cure provided with respect thereto.

9.8  Dissolution. The dissolution of Borrower for any reason whatsoever.

9.9  Other Agreements with Bank. A default or event of default shall occur and be continuing after the expiration of any applicable grace, notice, and cure periods under any other written agreement (which is not a Loan Document) between Bank and Borrower.

9.10  Cash Collateral. The failure by any Guarantor who enters into a Liquidity Maintenance and Control Agreement with Bank to maintain on deposit with, and subject to the control of, Bank the amount set forth therein to secure such Guarantor’s obligations under any Guaranty Agreement executed by such Guarantor in favor of Bank, or any default by Guarantor under any Guaranty Agreement or Liquidity Maintenance Agreement.

9.11  Defaults on Other Debt or Agreements. Borrower fails to perform or comply with any covenant, agreement or other obligation to be performed, observed or complied with by Borrower for the benefit of a Person other than Bank (including, without limitation, under the terms of the Borrower’s current PIPE offering), subject to any grace and/or cure periods provided therein, which failure could reasonably be expected to have a Material Adverse Effect on the business, operations, condition (financial or otherwise), or assets of Borrower, the ability of Borrower to perform its Obligations under any Loan Document to which it is a party or by which it is bound or the enforceability of any Loan Document.

9.12  Voluntary Debtor Relief. Any Obligated Party shall (a) execute an assignment for the benefit of creditors, or (b) become or be adjudicated as bankrupt or insolvent, or (c) admit in writing its inability to pay its debts generally as they become due, or (d) apply for or consent to the appointment of a conservator, receiver, trustee, or liquidator of it or all or a substantial part of its assets, or (e) file a voluntary petition seeking reorganization or an arrangement with creditors or to take advantage or seek any other relief under any Debtor Relief Law now or hereafter existing, or (f) file an answer admitting the material allegations of or consenting to, or default in, a petition filed against it in any liquidation, conservatorship, bankruptcy, reorganization, rearrangement, debtor’s relief, or other insolvency proceedings, or (g) institute or voluntarily be or become a party to any other judicial proceedings intended to effect a discharge of its debts, in whole or in part, or a postponement of the maturity or the collection thereof, or a suspension of any of the Rights or powers of Bank granted in any of the Loan Documents.

9.13  Involuntary Proceedings. Any Obligated Party shall involuntarily (a) have an order, judgment, or decree entered against it by any Tribunal pursuant to any Debtor Relief Law that could suspend or otherwise affect any of the Rights granted to Bank in any of the Loan Documents, and such order, judgment, or decree is not permanently stayed, vacated, or reversed within sixty (60) days after the entry thereof, or (b) have a petition filed against it or any of its property seeking the benefit or benefits provided for by any Debtor Relief Law that would suspend or otherwise affect any of the Rights granted to Bank in any of the Loan Documents, and such petition is not discharged within sixty (60) days after the filing thereof.

9.14  Right to Cure Events of Default under Sections 9.10, 9.12 and 9.13. Notwithstanding the provisions of Sections 9.10, 9.12 and 9.13 above, upon the occurrence of an event thereunder in connection with one or more Guarantors who have, in the aggregate, guaranteed less than $350,000.00 of the Indebtedness, such occurrence shall not be deemed to be an Event of Default if, within thirty (30) days, Borrower (a) causes the replacement of the defaulting Guarantor with another Guarantor subject to documents and terms satisfactory to Bank or (b) makes a principal payment to Bank in an amount equal to the amount of Indebtedness guaranteed by the defaulting Guarantor, to the extent such principal amount is then-outstanding.

9.15  Financial Covenant. The failure or refusal of Borrower to properly perform, observe, and comply with the covenant set forth in Section 8.1 above, and such failure continues for a period of forty-five (45) days from the end of the applicable calendar quarter.

Article Ten

Certain Rights and Remedies of Bank

10.1  Rights Upon Event of Default. If any Event of Default shall occur and be continuing, Bank may without notice terminate the Commitment and declare the Indebtedness or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower; provided, however, that upon the occurrence of an Event of Default under Section 9.4 or Section 9.5, the Commitment shall automatically terminate, and the Indebtedness shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower. If any Event of Default shall occur and be continuing, Bank may exercise all rights and remedies available to it in law or in equity, under the Loan Documents, or otherwise.

10.2  Setoff. At any time an Event of Default exists, Bank shall be entitled to exercise the Rights of setoff and/or banker’s lien against the interest of Borrower in and to each and every account and other property of Borrower which are in the possession of Bank to the extent of the full amount of the Indebtedness.

10.3  Performance by Bank. Should any covenant, duty, or agreement of Borrower fail to be performed in accordance with the terms of the Loan Documents, Bank may, at its option, perform or attempt to perform, such covenant, duty, or agreement on behalf of Borrower. In such event, or if Bank expends any sum pursuant to the exercise of any Right provided herein, Borrower shall, at the request of Bank, promptly pay to Bank any amount expended by Bank in such performance or attempted performance, together with interest thereon at the Maximum Rate from the date of such expenditure by Bank until paid. Notwithstanding the foregoing, it is expressly understood that Bank does not assume any liability or responsibility for the performance of any duties of Borrower hereunder or in connection with all or any part of the Collateral.

10.4  Diminution in Collateral Value. Bank does not assume, and shall never have, any liability or responsibility for any loss or diminution in the value of all or any part of the Collateral.

10.5  Bank Not In Control. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Bank the Right to exercise control over the affairs and/or management of Borrower, the power of Bank being limited to the Right to exercise the remedies provided in the other Sections of this Article; provided that, if Bank becomes the owner of any ownership interest of any Person, whether through foreclosure or otherwise, Bank shall be entitled to exercise such legal Rights as it may have by virtue of being an owner of such Person.

10.6  Waivers. The acceptance of Bank at any time and from time to time of part payment on the Indebtedness shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Bank of any Event of Default shall be deemed to be a waiver of any other then-existing or subsequent Event of Default. No waiver by Bank of any of its Rights hereunder, in the other Loan Documents, or otherwise shall be considered a waiver of any other or subsequent Right of Bank. No delay or omission by Bank in exercising any Right under the Loan Documents shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Documents or otherwise.

10.7  Cumulative Rights. All Rights available to Bank under the Loan Documents shall be cumulative of and in addition to all other Rights granted to Bank at Law or in equity, whether or not the Obligations be due and payable and whether or not Bank shall have instituted any suit for collection, foreclosure, or other action under or in connection with the Loan Documents.

10.8  INDEMNIFICATION OF BANK. BORROWER SHALL INDEMNIFY BANK AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF THE BORROWER OR ANY SUBSIDIARY, (E) THE USE OR PROPOSED USE OF ANY LETTER OF CREDIT, (F) ANY AND ALL TAXES, LEVIES, DEDUCTIONS, AND CHARGES IMPOSED ON BANK OR ANY OF BANK’S CORRESPONDENTS IN RESPECT OF ANY LETTER OF CREDIT, OR (G) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM THE SOLE CONTRIBUTORY OR ORDINARY NEGLIGENCE OF SUCH PERSON; PROVIDED, HOWEVER, THE INDEMNITIES PROVIDED IN THIS SECTION 10.8 DO NOT EXTEND TO LOSSES, LIABILITIES, CLAIMS, OR DAMAGES CAUSED BY BANK’S GROSS NEGLIGENCE OR MISCONDUCT.

10.9  Limitation of Liability. Neither Bank nor any Affiliate, officer, director, employee, attorney, or agent of Bank shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower hereby waives, releases, and agrees not to sue Bank or any of Bank’s Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

Article Eleven

Miscellaneous

11.1  Headings. The headings, captions, and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Documents, nor affect the meaning thereof.

11.2  Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed, or delivered, to the address or facsimile number to the address specified for notices on the signature page below, or to such other address as shall be designated by such party in a notice to the other parties. All such other notices and other communications shall be deemed to have been given or made upon the earliest to occur of (a) actual receipt by the intended recipient or (b) (i) if delivered by hand or courier, when signed for by the designated recipient; (ii) if delivered by mail, four business days after deposit in the mail, postage prepaid; and (iii) if delivered by facsimile when sent and receipt has been confirmed by telephone. Electronic mail and internet websites may be used only to distribute only routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

11.3  Form and Number of Documents. Each agreement, document, instrument, or other writing to be furnished to Bank under any provision of this Agreement must be in form and substance and in such number of counterparts as may be satisfactory to Bank and its counsel.

11.4  Survival. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Documents shall survive all closings under the Loan Documents and shall continue in full force and effect so long as any part of the Indebtedness remain and, except as otherwise indicated, shall not be affected by any investigation made by any party. Notwithstanding anything contained herein to the contrary, the covenants, agreements, undertakings, representations, and warranties made in Section 6.5 and Section 10.8 shall survive the expiration or termination of this Agreement, regardless of the means of such expiration or termination.

11.5  GOVERNING LAW; PLACE OF PERFORMANCE. THE LOAN DOCUMENTS ARE BEING EXECUTED AND DELIVERED, AND ARE INTENDED TO BE PERFORMED, IN THE STATE OF TEXAS, AND THE LAWS OF SUCH STATE AND OF THE UNITED STATES SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES HERETO AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THE LOAN DOCUMENTS, EXCEPT TO THE EXTENT OTHERWISE SPECIFIED IN ANY OF THE LOAN DOCUMENTS. THIS AGREEMENT, ALL OF THE OTHER LOAN DOCUMENTS, AND ALL OF THE OBLIGATIONS OF BORROWER UNDER ANY OF THE LOAN DOCUMENTS ARE PERFORMABLE IN DALLAS COUNTY, TEXAS. VENUE OF ANY LITIGATION INVOLVING THIS AGREEMENT OR ANY LOAN DOCUMENT SHALL BE MAINTAINED IN AN APPROPRIATE STATE OR FEDERAL COURT LOCATED IN DALLAS COUNTY, TEXAS, TO THE EXCLUSION OF ALL OTHER VENUES.

11.6  Maximum Interest. It is expressly stipulated and agreed to be the intent of Borrower and Bank at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the indebtedness evidenced by any Note or any Loan Document, and the Related Indebtedness (or applicable United States federal law to the extent that it permits Bank to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (a) contracted for, charged, taken, reserved or received pursuant to any Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Bank related to the transaction or transactions that are the subject matter of the Loan Documents, (b) contracted for, charged, taken, reserved or received by reason of Bank’s exercise of the option to accelerate the maturity of any Note and/or any and all indebtedness paid or payable by Borrower to Bank pursuant to any Loan Document other than any Note (such other indebtedness being referred to in this Section as the “Related Indebtedness”), or (c) Borrower will have paid or Bank will have received by reason of any voluntary prepayment by Borrower of any Note, then it is Borrower’s and Bank’s express intent that all amounts charged in excess of the Maximum Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Rate theretofore collected by Bank shall be credited on the principal balance of any Note and (or, if any Note has been or would thereby be paid in full, refunded to Borrower), and the provisions of any Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if any Note has been paid in full before the end of the stated term of any such Note, then Borrower and Bank agree that Bank shall, with reasonable promptness after Bank discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Rate, either refund such excess interest to Borrower and/or credit such excess interest against such Note and/or any Related Indebtedness then owing by Borrower to Bank. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Bank, Borrower will provide written notice to Bank, advising Bank in reasonable detail of the nature and amount of the violation, and Bank shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Note to which the alleged violation relates and/or the Related Indebtedness then owing by Borrower to Bank. All sums contracted for, charged, taken, reserved or received by Bank for the use, forbearance or detention of any debt evidenced by any Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of such Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of any Note and/or the Related Indebtedness does not exceed the Maximum Rate from time to time in effect and applicable to such Note and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to any Note and/or any of the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Bank to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

11.7  Ceiling Election. To the extent that Bank is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Rate payable on any such Note and/or any other portion of the Indebtedness, Bank will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent federal law permits Bank to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Bank will rely on federal law instead of such Chapter 303 for the purpose of determining the Maximum Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Bank may, at its option and from time to time, utilize any other method of establishing the Maximum Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

11.8  Invalid Provisions. If any provision of any of the Loan Documents is held to be illegal, invalid, or unenforceable under present or future Laws effective during the term thereof, such provision shall be fully severable, the appropriate Loan Document shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be effected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of such Loan Document a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

11.9  Amendments. This Agreement may be amended only by an instrument in writing executed jointly by Borrower and Bank and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

11.10  Multiple Counterparts; Facsimiles. This Agreement has been executed in a number of identical counterparts, each of which constitutes an original and all of which constitute, collectively, one agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of an executed original counterpart and shall constitute a covenant to deliver an executed original counterpart, but the failure to do so shall not affect the validity, enforceability and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

11.11  Parties Bound. This Agreement shall be binding upon and inure to the benefit of Borrower, Bank and their respective successors and assigns; provided that Borrower may not, without the prior written consent of Bank, assign any of its Rights, duties, or obligations hereunder. No term or provision of this Agreement shall inure to the benefit of any Person other than Borrower and Bank and their respective successors and assigns; consequently, no Person other than Borrower and Bank and their respective successors and assigns, shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of Borrower or Bank to perform, observe, or comply with any such term or provision.

11.12  Bank’s Consent or Approval. Except where otherwise expressly provided in the Loan Documents, in any instance where the approval, satisfaction, consent or the exercise of judgment of Bank is required, the granting or denial of such approval, satisfaction or consent and the exercise of such judgment shall be (a) within the sole discretion of Bank, and (b) deemed to have been given only by a specific writing intended for the purpose and executed by Bank. Each provision for consent, approval, satisfaction, inspection, review, or verification by Bank is for Bank’s own purposes and benefit only.

11.13  Loan Agreement Governs. In the event of any conflict between the terms of this Agreement and any terms of any other Loan Document, the terms of the Loan Document selected by Bank shall govern. All of the Loan Documents are by this reference incorporated into this Agreement.

11.14  WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF BANK IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

11.15  ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONTAIN THE FINAL, ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND ALL PRIOR AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATIVE HERETO AND THERETO WHICH ARE NOT CONTAINED HEREIN OR THEREIN ARE SUPERSEDED AND TERMINATED HEREBY, AND THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties, intending to be legally bound hereby, have duly executed this Agreement as of the day and year first written above.

BANK:

BANK OF TEXAS, N.A.,
a national banking association

By:  /s/Authorized Signatory
Name:
Title:

Address for Notices:
Bank of Texas, N.A.
4217 Swiss Avenue
Dallas, Texas 75204
Attention:  Ben Parkey, Assistant Vice President
Fax No.:  (214) 515-1750
Telephone No.: (214) 515-1748
e-mail: bparkey@mail.bokf.com

BORROWER:

LIGHTING SCIENCE GROUP CORPORATION,
a Delaware corporation

By:  /s/Stephen Hamilton
Name:  Stephen Hamilton
Title:  Chief Financial Officer

Address for Notices:
Lighting Science Group Corporation
2100 McKinney Ave., Suite 1555
Dallas, Texas 75201
Attention:  Steve Hamilton
Fax No.:  (214) 382-3630
Telephone No.: (214) 382-3631
email:  steve.hamilton@lsgc.com

EXHIBIT A

COMPLIANCE CERTIFICATE

FOR QUARTER ENDED __________________________ (THE “SUBJECT QUARTER”)

BANK:  BANK OF TEXAS, N.A.
BORROWER: LIGHTING SCIENCE GROUP CORPORATION

This Certificate is delivered under the Loan Agreement (the “Agreement”) dated as of June 29, 2006, between Borrower and Bank as such may have been amended, supplemented or replaced. Capitalized terms used in this Certificate shall, unless otherwise indicated, have the meanings set forth in the Agreement. On behalf of Borrower, the undersigned certifies to Bank on the date hereof that (a) no default or Event of Default has occurred and is continuing, (b) all representations and warranties of Borrower contained in the Agreement and in the other Loan Documents are true and correct in all material respects, and (c) the information set forth below hereto is true and correct as of the last day of the Subject Quarter:

DESCRIPTION OF COVENANT   CALCULATION AS OF:_______________

(1) Bookings (Section 8.1 of Agreement)  $___________________
(to equal or exceed $1,000,000.00)

In compliance    ____ ____
yes no

LIGHTING SCIENCE GROUP CORPORATION

By:
Name:
Title:

SCHEDULE ONE

ADDITIONAL CONDITIONS PRECEDENT

1. Receipt by Bank of legal fees and expenses associated with documenting the transaction.

SCHEDULE TWO

DISCLOSURE SCHEDULE